Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

August 3, 2005

VCG Holding Corp Receives Nominations for Club and Chain of Year by Leading Industry Publication

DENVER—(BUSINESS WIRE)—August 3, 2005—VCG Holding Corp. (AMEX: PTT),

VCG Holding Corp. (VCG), a leading owner, operator and consolidator of adult nightclubs, announced today that the three of its owned/managed clubs have been nominated for Club of the Year by Exotic Dancer magazine, an industry publication focused on the management of adult entertainment facilities. The Diamond Cabaret and Steakhouse in Denver and the Penthouse Club in Phoenix were nominated for Club of the Year for their respective regions, and the Penthouse Club in St Louis, which is managed by VCG, was nominated for Overall Club of the Year. In addition, the PT’s chain, all four locations of which VCG owns or manages, and the Penthouse Club chain, of which VCG owns or manages three of the six Penthouse branded clubs have been nominated for Chain of the Year. The winners will be anounced at the 13th Annual Gentlemen’s Club Owners Expo being held at the Mandalay Bay Resort and Casino on August 25, 2005.

Troy Lowrie, VCG’s Chief Executive Officer, commented: “It is an honor to be so highly regarded by the industry and to have our clubs be ranked among the best. I am especially excited that our two newest clubs, Diamond Cabaret, which we purchased and upgraded in October 2004, and our newly constructed Penthouse Club in Phoenix, which opened in November 2004, so quickly moved to the top ranks of our industry. I believe that the recognition is a reflection of our experienced management team at all levels of our organization and our ability to create innovative strategies to maximize our revenue per customer.”

This is not the first time that the Company received such industry recognition. Most recently, in 2003, the Penthouse Club in Denver received award for Best Regional Club, and PT’s in Denver was voted the best Overall Club of the Year.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs, one upscale dance lounge and operates seven other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2004, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO
Micheal Ocello, President
Donald W Prosser, CFO
VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com